June 2026

Preliminary Pricing Supplement pursuant to Rule 424(b)(2) dated June 24, 2026 / Registration Statement No. 333-284538

STRUCTURED INVESTMENTS — Opportunities in U.S. Equities

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated June 24, 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the common stock of Marvell Technology, Inc., the common stock of Micron Technology, Inc. and the common stock of Intel Corporation. The securities may be automatically called on any call observation date.

Your securities will be automatically called if the closing price of each underlying stock on any call observation date is greater than or equal to its initial share price, resulting in a payment on the applicable call payment date equal to (i) the principal amount of your securities plus (ii) such principal amount times the call premium amount applicable to such call observation date. No payments will be made after the call payment date.

At maturity, if not previously called, you may lose a significant portion or all of your investment in the securities. You will not participate in any appreciation of the underlying stocks.

The securities are for investors who seek a return of between at least 80.00% and at least 160.00%, depending on if and when their securities are automatically called, in exchange for the risk of losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity.

SUMMARY TERMS
Company (Issuer) / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying stocks (each individually, an underlying stock):

the common stock of Marvell Technology, Inc. (current Bloomberg ticker: “MRVL UW”), the common stock of Micron Technology, Inc. (current Bloomberg ticker: “MU UW”) and the common stock of Intel Corporation (current Bloomberg ticker: “INTC UW”)

Principal amount:

$ in the aggregate on the original issue date; the aggregate principal amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. Subject to redemption by the company as provided under “— Automatic call feature” below, on the stated maturity date, the company will pay, for each $1,000 of the outstanding principal amount, an amount, if any, in cash equal to the payment at maturity.

Pricing date:	expected to price on or about June 25, 2026
Original issue date:	expected to be June 30, 2026
Valuation date:	expected to be June 26, 2028, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	expected to be June 29, 2028, subject to adjustment as described in the accompanying general terms supplement
Payment at maturity:
•
if the final share price of each underlying stock is greater than or equal to its downside threshold price, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the maturity date premium amount; or
•
if the final share price of any underlying stock is less than its downside threshold price, $1,000 × the worst performing stock performance factor

Initial share price:	with respect to each underlying stock, the closing price of one share of such underlying stock on the pricing date
Final share price:	with respect to each underlying stock, the closing price of one share of such underlying stock on the valuation date, subject to adjustment as described in the accompanying general terms supplement
Downside threshold price:	with respect to each underlying stock, 50.00% of such underlying stock’s initial share price
CUSIP / ISIN:	40054XBH0 / US40054XBH08
Underwriter:	Goldman Sachs & Co. LLC
Estimated value range:	$900 to $960. See the following page for more information.

Original issue price	Underwriting discount	Net proceeds to the issuer
100% of the principal amount	2.50% ($ in total)*	97.50% ($ in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $25.00 for each security it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each security as a structuring fee.

Your investment in the securities involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-13. You should read the disclosure herein to better understand the terms and risks of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

SUMMARY TERMS (continued)
Call observation dates:	as set forth under “Call observation dates” below
Call payment dates:	as set forth under “Call payment dates” below
Automatic call feature:

if, as measured on any call observation date, the closing price of each underlying stock is greater than or equal to its initial share price, your securities will be automatically called and you will receive for each $1,000 principal amount an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of $1,000 times the call premium amount applicable to the corresponding call observation date. No payments will be made after the call payment date.

Call premium amount (set on the pricing date):	With respect to any call observation date, the applicable call premium amount set forth under “Call premium amount” below
Maturity date premium amount (set on the pricing date):	at least 160.00%
Share performance factor:	with respect to each underlying stock, the final share price / the initial share price
Worst performing underlying stock:	the underlying stock with the lowest share performance factor
Worst performing share performance factor:	the share performance factor of the worst performing underlying stock
Authorized denominations:	$1,000 or any integral multiple of $1,000 in excess thereof
Listing:	the securities will not be listed on any securities exchange or interdealer quotation system

Call observation dates*	Call payment dates*	Call premium amount**
July 2, 2027	July 8, 2027	at least 80.00%
July 26, 2027	July 29, 2027	at least 86.6667%
August 25, 2027	August 30, 2027	at least 93.3333%
September 27, 2027	September 30, 2027	at least 100.00%
October 25, 2027	October 28, 2027	at least 106.6667%
November 26, 2027	December 1, 2027	at least 113.3333%
December 27, 2027	December 30, 2027	at least 120.00%
January 25, 2028	January 28, 2028	at least 126.6667%
February 25, 2028	March 1, 2028	at least 133.3333%
March 27, 2028	March 30, 2028	at least 140.00%
April 25, 2028	April 28, 2028	at least 146.6667%
May 25, 2028	May 31, 2028	at least 153.3333%
* Subject to adjustment as described in the accompanying general terms supplement **Set on the pricing date

June 2026

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp., may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified on the cover of this pricing supplement (per $1,000 principal amount), which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $ per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through , as described below). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

With respect to the $ initial additional amount:

• $ will decline to zero on a straight-line basis from the time of pricing through ; and

• $ will decline to zero on a straight-line basis from through .

June 2026

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your securities and therefore should be read in conjunction with such documents:

•
General terms supplement no. 17,745 dated January 20, 2026
•
Prospectus supplement dated February 14, 2025
•
Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the offered securities has the terms described in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 17,745 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “index stock issuer(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “underlying stock issuer(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 17,745 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no 3, dated March 22, 2021.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

Investment Summary

The Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028 (the “securities”) do not provide for the regular payment of interest. Instead, the securities provide an opportunity to earn a fixed premium payment that could increase in amount the longer the securities remain outstanding. A fixed call premium payment will be paid on a call payment date (and the securities will be automatically called and no further payments will be made) if the closing price of each underlying stock on the related call observation date is greater than or equal to its initial share price. If the securities have not been automatically called prior to maturity, a fixed maturity premium payment will be paid on the stated maturity date if the closing price of each underlying stock on the valuation date is greater than or equal to its downside threshold price. However, if the securities have not been automatically called prior to maturity and the closing price of any underlying stock on the valuation date is less than its downside threshold price, investors will be fully exposed to the decline in the worst performing underlying stock on a 1-to-1 basis, and will receive a payment at maturity that is less than 50.00% of the stated principal amount of the securities and could be zero. No fixed call premium payment will be paid with respect to a call observation date, and the securities will remain outstanding, if the closing price of any underlying stock is below its initial share price on such date. No fixed maturity premium payment will be paid with respect to the valuation date, and investors will lose more than 50.00% of their initial investment, if the closing price of any underlying stock is below its downside threshold price on such date. Accordingly, investors in the securities must be willing to accept the risk of not receiving any fixed premium payment during the term of the securities, even if the securities remain outstanding until the stated maturity, and the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of any underlying stock.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities are for investors who seek a return of between at least 80.00% and at least 160.00%, depending on if and when their securities are automatically called, in exchange for the risk of losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity. The following scenarios are for illustrative purposes only to demonstrate how the payment on a call payment date (if the securities are automatically called) and the payment at maturity (if the securities have not been automatically called) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically called, a positive return on the securities may never be realized and the payment at maturity may be less than 50.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are automatically called prior to maturity and investors receive principal back and a return equal to the applicable call premium amount

This scenario assumes that each underlying stock closes at or above its initial share price on a call observation date. As a result, the securities are automatically called for the sum of the stated principal amount plus the product of the stated principal amount times the applicable call premium amount with respect to the related call observation date. If the securities are automatically called, no further payments will be made.

Scenario 2: the securities are not automatically called prior to maturity and investors receive principal back and a return equal to the maturity date premium amount at maturity

This scenario assumes that any underlying stock closes below its initial share price on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, each underlying stock closes at or above its downside threshold price. At maturity, investors will receive the stated principal amount plus the product of the stated principal amount times the maturity date premium amount.

Scenario 3: the securities are not automatically called prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that any underlying stock closes below its initial share price on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, any underlying stock closes below its downside threshold price. At maturity, investors will receive an amount equal to the product of the stated principal amount times the worst performing share performance factor. Under these circumstances, the payment at maturity will be less than 50.00% of the stated principal amount and could be zero.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (i) the closing prices on each call observation date and (ii) the final share prices. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Call Observation Dates

Diagram #2: Payment at Maturity if the Securities are Not Automatically Called

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate (i) the impact that various hypothetical closing prices of the underlying stocks on a call observation date could have on the amount payable, if any, on the related call payment date and (ii) the impact that various hypothetical closing prices of the worst performing underlying stock on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to a call payment date or the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying stocks and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

For these reasons, the actual performances of the underlying stocks over the life of your securities and the actual closing prices on any call observation date, may bear little relation to the hypothetical examples shown below or to the historical closing prices shown elsewhere in this pricing supplement. For information about the historical prices of the underlying stocks during recent periods, see “The Underlying Stocks — Historical Closing Prices of the Underlying Stocks” below.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying stocks.

The below examples are based on the following terms:

Hypothetical initial share price:	With respect to each underlying stock, $100.00*
Hypothetical downside threshold price:	With respect to each underlying stock, $50.00 (50.00% of its hypothetical initial share price)
Call premium amount:

With respect to any call observation date, the applicable call premium amount set forth under “Call premium amount” above and assumes a call premium amount for such call observation date set at the bottom of the call premium amount range

Maturity date premium amount:	160.00%
Stated principal amount:	$1,000 per security

* The hypothetical initial share price of $100.00 for each underlying stock has been chosen for illustrative purposes only and does not represent the actual initial share price for any underlying stock.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

How to determine the amount payable, if any, on a call payment date:

Hypothetical Call Observation Date	Closing Price of the Underlying Stock			Amount Payable on a Call Payment Date (per security)
	Marvell Technology, Inc.	Micron Technology, Inc.	Intel Corporation
#1	$40.00 (below its initial share price)	$50.00 (below its initial share price)	$60.00 (below its initial share price)	$0.00
#2	$75.00 (below its initial share price)	$40.00 (below its initial share price)	$30.00 (below its initial share price)	$0.00
#3	$140.00 (at or above its initial share price)	$120.00 (at or above its initial share price)	$160.00 (at or above its initial share price)	$1,933.333

On each of hypothetical call observation dates #1 and #2, each underlying stock closes below its initial share price. Therefore, the securities are not automatically called on the relevant call payment dates.

On hypothetical call observation date #3, each underlying stock closes at or above its initial share price. Therefore, the securities are automatically called and the amount payable on the relevant call payment date equals the sum of the stated principal amount plus the product of the stated principal amount times the applicable call premium amount.

Your notes will not be automatically called, and you will not receive a payment on a call payment date, if the closing price of any underlying stock is below its initial share price on the related call observation date.

How to calculate the payment at maturity (if the securities have not been automatically called):

Example	Closing Price of the Underlying Stock (Final Share Price)			Payment at Maturity (per security)
	Marvell Technology, Inc.	Micron Technology, Inc.	Intel Corporation
#1	$80.00 (at or above its downside threshold price)	$60.00 (at or above its downside threshold price)	$70.00 (at or above its downside threshold price)	$2,600.00 ($1,000 + $1,000 × the maturity date premium amount)
#2	$40.00 (below its downside threshold price)	$75.00 (at or above its downside threshold price)	$120.00 (at or above its downside threshold price)	$1,000 × ($40.00 / $100.00) = $400.00
#3	$30.00 (below its downside threshold price)	$40.00 (below its downside threshold price)	$40.00 (below its downside threshold price)	$1,000 × ($30.00 / $100.00) = $300.00
#4	$25.00 (below its downside threshold price)	$30.00 (below its downside threshold price)	$30.00 (below its downside threshold price)	$1,000 × ($25.00 / $100.00) = $250.00

In example #1, the final share price of each underlying stock is at or above its downside threshold price. Therefore, investors receive at maturity the stated principal amount of the securities and the product of $1,000 times the maturity date premium amount. Investors will not participate in any appreciation of any underlying stock.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

In example #2, the final share prices of two underlying stocks are at or above their respective downside threshold prices, but the final share price of one underlying stock is below its downside threshold price. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive at maturity an amount equal to the stated principal amount times the worst performing share performance factor.

Similarly, in examples #3 and #4, the final share price of each underlying stock is below its downside threshold price, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock (i.e., the worst performing share performance factor). In example #3, the common stock of Marvell Technology, Inc. has declined 70.00% from its initial share price to its final share price, while each of the common stock of Micron Technology, Inc. and the common stock of Intel Corporation has declined 60.00% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the common stock of Marvell Technology, Inc., which is the worst performing underlying stock in this example.

In example #4, the common stock of Marvell Technology, Inc. has declined 75.00% from its initial share price, while each of the common stock of Micron Technology, Inc. and the common stock of Intel Corporation have declined 70.00% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the common stock of Marvell Technology, Inc., which is the worst performing underlying stock in this example.

If the final share price of any underlying stock is below its downside threshold price, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than $500.00 per security and could be zero.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

Additional Hypothetical Examples

The following examples assume that neither a market disruption event nor a non-trading day occurs on any originally scheduled call observation date or the originally scheduled valuation date and there are no changes in or affecting any of the underlying stocks.

While there are twelve potential call payment dates, the examples below only illustrate the amount you will receive, if any, on the first or second call payment date.

If your securities are automatically called on the first call observation date (i.e., on the first call observation date the closing price of each underlying stock is equal to or greater than its initial share price), the cash payment that we would deliver for each $1,000 principal amount of your securities on the applicable call payment date would be the sum of $1,000.00 plus the product of $1,000.00 times the applicable call premium amount. If, for example, the closing price of each underlying stock on the first call observation date were determined to be 190.00% of its initial share price, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 180.00% of the principal amount of your securities or $1,800.00 for each $1,000 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying stock.

If your securities are not automatically called on the first call observation date and are called on the second call observation date (i.e., on the first call observation date the closing price of at least one underlying stock is less than its initial share price and on the second call observation date the closing price of each underlying stock is equal to or greater than its initial share price), the cash payment that we would deliver for each $1,000 principal amount of your securities on the applicable call payment date would be the sum of $1,000.00 plus the product of $1,000.00 times the applicable call premium amount. If, for example, the closing price of each underlying stock on the second call observation date were determined to be 195.00% of its initial share price, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 186.6667% of the principal amount of your securities or $1,866.667 for each $1,000 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying stock.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

If the securities are not automatically called on any call observation date (i.e., on each call observation date the closing price of at least one underlying stock is less than its initial share price), the amount we would deliver for each $1,000 principal amount of your securities on the maturity date will depend on the performance of the worst performing underlying stock on the valuation date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final share prices of the worst performing underlying stock and are expressed as percentages of its initial share price. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final share price of the worst performing underlying stock, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final share price of the worst performing underlying stock and the assumptions noted above.

The Securities Have Not Been Automatically Called

Hypothetical Final Share Price of the Worst Performing Underlying Stock (as Percentage of Initial Share Price)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
275.000%	260.000%
150.000%	260.000%
125.000%	260.000%
100.000%	260.000%
90.000%	260.000%
80.000%	260.000%
70.000%	260.000%
50.000%	260.000%
49.999%	49.999%
40.000%	40.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

As shown in the table above, if the securities have not been automatically called on a call observation date:

•
If the final share price of the worst performing underlying stock were determined to be 25.000% of its initial share price, the payment at maturity that we would deliver on your securities would be 25.000% of the stated principal amount of your securities. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment).
•
If the final share price of the worst performing underlying stock were determined to be 275.000% of its initial share price, the payment at maturity that we would deliver on your securities would be limited to 260.000% of each $1,000 principal amount of your securities. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final share price of the worst performing underlying stock over its initial share price.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying stocks. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called on a call observation date, the cash payment on your securities, if any, on the stated maturity date will be based on the performances of the underlying stocks as measured from their initial share prices set on the pricing date to the closing price of the worst performing underlying stock on the valuation date. If the final share price of the worst performing underlying stock is less than its downside threshold price, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the closing price of the worst performing underlying stock over the term of the securities. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to a call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Incremental Change in the Price of the Worst Performing Underlying Stock

If your securities are not automatically called and the final share price of the worst performing underlying stock is less than its downside threshold price, you will receive less than the stated principal amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a decrease in the final share price of the worst performing underlying stock to its downside threshold price will not result in a loss of principal on the securities, a decrease in the final share price of the worst performing underlying stock to less than its downside threshold price will result in a loss of a significant portion of the stated principal amount of the securities despite only a small incremental change in the price of the worst performing underlying stock.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the securities will be based on the performances of the underlying stocks, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

The Amount You Will Receive on a Call Payment Date or on the Stated Maturity Date, as the Case May Be, Will Be Capped

Regardless of the closing price of each underlying stock on a call observation date or the valuation date, the amount you may receive on the related call payment date or the stated maturity date is capped and you will not benefit from any increase in the closing price of any underlying stock above its initial share price. If your securities are automatically called on a call observation date, the payment you will receive for each $1,000 face amount of your securities will depend on the applicable call premium amount. Similarly, if your securities remain outstanding until the stated maturity date, the payment you will receive for each $1,000 face amount of your securities will be based on the maturity date premium amount.

Your Securities Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your securities on a call payment date, if, as measured on any call observation date, the closing price of each underlying stock is greater than or equal to its initial share price. No further payments will be made on the securities following an automatic call. Therefore, the term for your securities may be reduced. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Amount You Will Receive on a Call Payment Date or on the Stated Maturity Date Is Not Linked to the Closing Prices of the Underlying Stocks at Any Time Other Than on the Applicable Call Observation Date or the Valuation Date, as the Case May Be

The amount you will receive on a call payment date, if any, will be paid only if the closing price of each underlying stock is greater than or equal to its initial share price on the related call observation date. Therefore, the closing price for each underlying stock on dates other than the call observation dates will have no effect on any amount paid in respect of your securities on the call payment date. In addition, the amount you will receive on the stated maturity date, if any, will be based on the closing price for each underlying stock on the valuation date. Therefore, for example, if the final share price of an underlying stock dropped precipitously on the valuation date, the amount paid on the securities would be significantly less than it would otherwise have been had the amount been linked to the closing price for each underlying stock prior to such drop. Although the actual closing price for each underlying stock on the call payment dates, stated maturity date or at other times during the life of the securities may be higher than the closing price for each underlying stock on the call observation dates or the valuation date, you will not benefit from the closing price for any underlying stock on any date other than on the call observation dates or the valuation date.

The Payment at Maturity Will Be Based Solely on the Worst Performing Underlying Stock

If the securities are not automatically called, the payment at maturity will be based on the worst performing underlying stock without regard to the performances of the other underlying stocks. As a result, you could lose all or a significant portion of your initial investment if the worst performing underlying stock performance factor is negative, even if there is an increase in the prices of the other underlying stocks. This could be the case even if one or more of the other underlying stocks increased by an amount greater than the decrease in the worst performing underlying stock.

Because the Securities Are Linked to the Performance of the Worst Performing Underlying Stock, You Have a Greater Risk of Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying Stock

The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With three underlying stocks, it is more likely that an underlying stock will close below its downside threshold price on the valuation date than if the securities were linked to only one underlying stock. Therefore, it is more likely that you will suffer a significant loss on your investment.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

You are Exposed to the Market Risk of Each Underlying Stock

Your return on the securities is contingent upon the performance of each individual underlying stock. Therefore, you will be exposed equally to the risks related to each underlying stock. Poor performance by any of the underlying stocks over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying stocks. Accordingly, your investment is subject to the full market risk of each underlying stock.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” in the accompanying general terms supplement.

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before a call payment date or the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•
the market prices of the underlying stocks;
•
the volatility – i.e., the frequency and magnitude of changes – in the market prices of the underlying stocks;
•
the dividend rates of the underlying stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segments of which the underlying stocks are a part, and which may affect the market prices of the underlying stocks;
•
interest rates and yield rates in the market;
•
the time remaining until your securities mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your securities before a call payment date or maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before a call payment date or maturity, you may receive less than the principal amount of your securities or the amount you may receive on a call payment date or at maturity.

You cannot predict the future performance of the underlying stocks based on their historical performance. The actual performance of an underlying stock over the life of the offered securities or the payment at maturity may bear little or no relation to the historical closing prices of the underlying stock or to the hypothetical examples shown elsewhere in this pricing supplement.

In Some Circumstances, the Payment You Receive on the Securities May Be Based on the Securities of Another Company and Not the Issuer of an Underlying Stock

Following certain corporate events relating to an underlying stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the securities of a successor to such underlying stock issuer or any cash or any other assets distributed to holders of shares of such underlying stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Distribution Property (as described below) under “Supplemental Terms of the Notes — Anti-dilution Adjustments for Index Stocks” in the accompanying general terms supplement.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

We Will Not Hold Shares of the Underlying Stocks for Your Benefit

The indenture governing your security does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the underlying stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the underlying stocks for your benefit in order to enable you to exchange your security for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the underlying stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Have No Shareholder Rights or Any Rights to Receive Any Underlying Stock

Investing in your securities will not make you a holder of any of the underlying stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying stocks or any other rights of a holder of the underlying stocks. Your securities will be paid in cash and you will have no right to receive delivery of any shares of the underlying stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment on a call payment date or at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to a call payment date or the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying stocks or other similar securities, which may adversely impact the market for or value of your securities.

Risks Related to Tax

Your Securities May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your securities that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Non-United States Holders Should Consider the Withholding Tax Implications of Owning the Securities

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, redemption, or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying stocks during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

The Underlying Stocks

Where Information About the Underlying Stock Issuers Can Be Obtained

The underlying stocks are registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the underlying stock issuers with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov.

Information about the underlying stock issuers may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the underlying stock issuers with the SEC.

We Obtained the Information About the Underlying Stock Issuers From the Underlying Stock Issuers’ Public Filings

This pricing supplement relates only to your security and does not relate to the underlying stocks or other securities of the underlying stock issuers. We have derived all information about the underlying stock issuers in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying stock issuers in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying stocks — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying stock issuers could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stocks.

We or any of our affiliates may currently or from time to time engage in business with the underlying stock issuers, including making loans to or equity investments in the underlying stock issuers or providing advisory services to the underlying stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the underlying stock issuers and, in addition, one or more of our affiliates may publish research reports about the underlying stock issuers. As an investor in a security, you should undertake such independent investigation of the underlying stock issuers as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

Historical Closing Prices of the Underling Stocks

The closing prices of the underlying stocks have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stocks have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing prices of the underlying stocks during any period shown below is not an indication that such underlying stock is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical closing prices of an underlying stock as an indication of the future performance of that underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stocks will result in you receiving any payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date, or that you will not lose a substantial portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying stocks. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlying stocks between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying stocks. The actual performance of each underlying stock over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical closing prices shown below.

The graphs below show the daily historical closing prices of each underlying stock from January 1, 2021 through June 22, 2026, adjusted for corporate events, if applicable. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graphs below from Bloomberg Financial Services, without independent verification.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

According to publicly available information, Marvell Technology, Inc. is a supplier of data infrastructure semiconductor solutions. On April 20, 2021, Marvell Technology, Inc. began trading under the ticker symbol “MRVL” on the Nasdaq Global Select Market after a merger and reorganization. Prior to April 20, 2021, shares of Marvell Technology Group Ltd. (Marvell Technology, Inc.'s prior parent company) traded under the ticker symbol “MRVL”. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-40357. In the graph, the closing levels to the left of the vertical solid line marker reflect the historical closing prices of Marvell Technology Group Ltd. (Marvell Technology, Inc.'s prior parent company). Closing levels to the right of the vertical solid line marker reflect the historical closing prices of Marvell Technology, Inc.

Historical Performance of Marvell Technology, Inc.

350
300
250
200
150
100
50
0
Closing Level
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

According to publicly available information, Micron Technology, Inc. provides memory and storage solutions. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-10658.

Historical Performance of Micron Technology, Inc.

Closing Level
1250
1000
750
500
250
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

According to publicly available information, Intel Corporation is a global designer and manufacturer of semiconductor products. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 000-06217.

Historical Performance of Intel Corporation

Closing Level
150
125
100
75
50
25
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

No statutory, judicial or administrative authority directly addresses how your securities should be characterized and treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. You will be obligated pursuant to the terms of your securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the underlying stocks, as described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. It is the opinion of Sidley Austin LLP that such a characterization of the securities for U.S. federal income tax purposes is a reasonable interpretation of current law. Pursuant to this approach, it is the opinion of Sidley Austin LLP that upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time and your tax basis in your securities.

Notwithstanding the foregoing, since the appropriate U.S. federal income tax characterization and treatment of your securities are uncertain, it is possible that the Internal Revenue Service could assert a different characterization and treatment than that described immediately above. In this case, the timing and character of income, gain or loss recognized with respect to your securities could substantially differ from that described above.

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

June 2026

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Common Stock of Marvell Technology, Inc., the Common Stock of Micron Technology, Inc. and the Common Stock of Intel Corporation due June 29, 2028

Principal at Risk Securities

Supplemental Plan of Distribution; Conflicts of Interest

As described under “Supplemental Plan of Distribution” in the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” in the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $25.00 for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We expect to deliver the securities against payment therefor in New York, New York on June 30, 2026. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

June 2026